Exhibit 23

Crowe Horwath LLP Independent Member Crowe Horwath International

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-148709 and 333-177549 on Form S-8 of our report dated March 27, 2012 relating to the consolidated financial statements, appearing in this Annual Report on Form 10-K.

Crowe Horwath LLP

South Bend, Indiana

March 27, 2012